POTASH CORPORATION       [LOGO]
OF SASKATCHEWAN INC.                                NEWS RELEASE





FOR IMMEDIATE RELEASE
JUNE 10, 1997
LISTED: TSE, ME, NYSE                                           SYMBOL:  POT

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                      ANNOUNCES STATUS OF K&S ACQUISITION


Potash Corporation of Saskatchewan Inc ("PCS") announced today that, in connection with the proposed acquisition by PCS of 51 percent of the outstanding shares of Kali und Salz Beteiligungs AG from a subsidiary of BASF AG, it has been advised that a public hearing regarding the matter has been scheduled for June 26, 1997.

The German Minister of Economics is expected to consider the results of that hearing, submissions from interested parties, and the report of the German Monopolies Commission (which today recommended against the transaction) before rendering a final decision. That decision is expected by mid-July, 1997.




FOR MORE INFORMATION CONTACT:
Betty-Ann Heggie
Senior Vice President, Corporate Relations
(306) 933-8521